Exhibit 10.6

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY OTHER SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Warrant No. W-D-2	Date of Issuance: March 28, 2012

WARRANT TO PURCHASE COMMON SHARES

This Warrant (the “Warrant”) is issued to The Crawford Group, Inc. (the “Holder”), by eHi Auto Services Limited, a limited liability company duly incorporated and validly existing under the Laws of the Cayman Islands (the “Company”) for good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by the Company. This Warrant is originally issued in connection with that certain Share Purchase Agreement dated March 26, 2012 (the “Purchase Agreement”), by and among the Company, the Holder, and certain other parties, and capitalized terms not otherwise defined in this Warrant shall have the meanings attributed to them in the Purchase Agreement.

1.                                      Warrant Shares.   Subject to the terms and conditions hereinafter set forth, the Holder is hereby entitled to purchase from the Company up to 1,500,000 Common Shares of the Company, US$0.001 par value each, subject to adjustment as provided herein (the “Warrant Shares”).

2.                                      Exercise Price.   The per share purchase price for the Warrant Shares shall be US$6.00, subject to adjustment as provided herein (the “Exercise Price”).

3.                                      Exercise Period.   This Warrant shall be exercisable at any time from the Closing Date (as defined in the Purchase Agreement) until the fourth anniversary of the Closing Date, at which time this Warrant, to the extent not then exercised, shall terminate.

4.                                      Reservation of Shares.   The Company hereby covenants and agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of Warrant Shares as may be from time to time issuable upon exercise of this Warrant. All Warrant Shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions, other than transfer restrictions imposed by applicable securities laws and except as set forth in the

Series D-2 Warrant

Transaction Documents (as defined in the Purchase Agreement), will rank equally and pari passu with all other Common Shares then outstanding, and free and clear of all preemptive and similar rights. The Company will take all such action as may be necessary to assure that such Warrant Shares shall be issued as provided herein without violation of any applicable law.

5.                                      Method of Exercise; Expenses.   During the Exercise Period, the Holder may at any time exercise, in whole or in part, the purchase rights evidenced hereby with respect to the Warrant Shares (but not a fraction of a share). The Company agrees that the Warrant Shares to be purchased pursuant to this Warrant shall be deemed to be issued to the Holder (or to the nominee of the Holder) as the record owner of such shares as of the close of business in the jurisdiction in which the Company has its principal executive offices on the date on which this Warrant is exercised (or the close of business on the next business day if the date on which this Warrant is exercised is not a business day). Such exercise shall be effected by:

(a)                            the surrender of the Warrant, together with a duly executed copy of a Notice of Exercise in the form attached hereto, to the Company at its principal executive offices; and

(b)                            the payment to the Company of an amount equal to (i) the Exercise Price multiplied by (ii) the number of Warrant Shares being purchased, in cash, by wire transfer, by check or by cancellation by the Holder of indebtedness or other obligations of the Company to the Holder, subject to the entry of such shares in the register of members of the Company, which the Company undertakes to do immediately upon presentation of the Notice of Exercise and delivery of payment pursuant to this Section 5, and without cost to the Holder.

6.                                      Partial Exercise.   Upon any partial exercise of this Warrant, the Company shall execute and deliver a new Warrant of like tenor and date for the balance of the Warrant Shares issuable hereunder.

7.                                      Registration & Certificates for Warrant Shares.   Upon the exercise of the purchase rights evidenced by this Warrant, the Company shall cause (a) the official Register of Members of the Company to be updated to reflect the issuance of the number of Warrant Shares so purchased to the Holder or its nominee designated by the Holder in writing, and (b) one or more certificates for the number of Warrant Shares so purchased to be issued to the Holder or its nominee, in each case at the Company’s expense and as of the date of delivery of the Notice of Exercise, as soon as practicable thereafter and in any event within three (3) days of the delivery of the Notice of Exercise. The entries on the Register of Members and each share certificate so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of such Holder or in the name(s) of the Holder’s nominee(s).

8.                                      Reserved.

9.                                      Adjustments.   The number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price per share shall be adjusted from time to time pursuant to the provisions of this Warrant, and in each case subject to further adjustment pursuant to the provisions of this Section 9.

(a)                            Adjustment for Share Splits and Share Dividends.   The Exercise Price of this Warrant and the number of Warrant Shares issuable upon exercise of this Warrant (or any share capital or other securities at the time issuable upon exercise of this Warrant) shall each be proportionally adjusted to reflect any share dividend, share split, combination of shares or reverse share split, or other similar event affecting the number of outstanding Common Shares.

(b)                            Reclassification.   In case there occurs any reclassification or change of the outstanding Common Shares issuable upon exercise of this Warrant (or any share capital or other securities at the time issuable upon exercise of this Warrant) or any reorganization of the Company on or after the date hereof, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the shares or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto.

(c)                             Adjustment Certificate.   When any adjustment or readjustment is required to be made pursuant to this Section 9, the Company shall promptly deliver to the Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price before and after such adjustment or readjustment, and (iii) the kind and number of shares or other securities or property into which this Warrant shall be exercisable after such adjustment or readjustment.

(d)                            No Change Necessary.   The form of this Warrant need not be changed because of any adjustment in the Exercise Price or in the number and kind of securities purchasable upon exercise of this Warrant.

(e)                             If any adjustment to the Exercise Price results in the Exercise Price not being an integral multiple of one cent (US$0.01), the resulting Exercise Price shall be rounded down to the nearest cent. No adjustment shall be made if, as a result, the Exercise Price would be less than the nominal value of a Warrant Share.

10.                               No Fractional Shares or Scrip.   No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

11.                               No Shareholder Rights.   Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Warrant Shares issuable upon exercise of this Warrant. However, nothing in this Section 11 shall limit the right of the Holder to be provided the notices required under this Warrant nor limit the right of the Holder with respect to any other share capital of the Company held by such Holder.

12.                               Transfers of Warrant.   This Warrant is non-transferable and shall not be transferred, either in whole or in part, to any Person, by the Holder without the written consent of the Company.

13.                               Successors and Assigns.   The Company shall not assign its rights or obligations hereunder without the prior written consent of the Holder (or its successors or permitted assigns, as appropriate). This Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their successors and permitted assigns.

14.                               Loss or Mutilation.   Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

15.                               Governing Law.   This Warrant shall be governed by and construed under the Laws of Hong Kong.

16.                               Dispute Resolution.

(a)                            Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute. Such consultation shall begin immediately after any party has delivered written notice to any other party to the Dispute requesting such consultation.

(b)                            If the Dispute is not resolved within thirty (30) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any party to the Dispute with notice to each other party to the Dispute (the “Arbitration Notice”).

(c)                             The arbitration shall be conducted in Hong Kong and shall be administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration. There shall be one (1) arbitrator who shall be qualified to practice Law in Hong Kong chosen by the Secretary General of the HKIAC.

(d)                            The arbitration proceedings shall be conducted in English. If the HKIAC Administered Arbitration Rules are in conflict with the provisions of this Section 16, including the provisions concerning the appointment of arbitrators, the provisions of this Section 16 shall prevail.

(e)                        The arbitrator shall decide any dispute submitted by the parties to the arbitration tribunal strictly in accordance with the substantive Law of Hong Kong and shall not apply any other substantive Law.

(f)                         Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(g)                        The Parties to this Agreement agree to the consolidation of arbitrations under the Transaction Documents in accordance with the provisions of this Section 16.

(i)                                          In the event of two or more arbitrations having been commenced under any of the Transaction Documents, the tribunal in the arbitration first filed (the “Principal Tribunal”) may in its sole discretion, upon the application of any party to the arbitrations, order that the proceedings be consolidated before the Principal Tribunal if (1) there are issues of fact and/or law common to the arbitrations, (2) the interests of justice and efficiency would be served by such a consolidation, and (3) no prejudice would be caused to any party in any material respect as a result of such consolidation, whether through undue delay or otherwise. Such application shall be made as soon as practicable and the party making such application shall give notice to the other parties to the arbitrations.

(ii)                                       The Principal Tribunal shall be empowered to (but shall not be obliged to) order at its discretion, after inviting written (and where desired oral) representations from the parties that all or any of such arbitrations shall be consolidated or heard together and/or that the arbitrations be heard immediately after another and shall establish a procedure accordingly. All parties shall take such steps as are necessary to give effect and force to any orders of the Principal Tribunal.

(iii)                                    If the Principal Tribunal makes an order for consolidation, it: (1) shall thereafter, to the exclusion of other arbitral tribunals, have jurisdiction to resolve all disputes forming part of the consolidation order; (2) shall order that notice of the consolidation order and its effect be given immediately to any arbitrators already appointed in relation to the disputes that were consolidated under the consolidation order; and (3) may also give such directions as it considers appropriate (i) to give effect to the consolidation and make provision for any costs which may result from it (including costs in any arbitration rendered functus officio under Section 16); and (ii) to ensure the proper organization of the arbitration proceedings and that all the issues between the parties are properly formulated and resolved.

(iv)                                   Upon the making of the consolidation order, any appointment of arbitrators relating to arbitrations that have been consolidated by the Principal Tribunal (except for the appointment of the arbitrators of the Principal Tribunal itself) shall for all purposes cease to have effect and such arbitrators are deemed to be functus officio, on and from the date of the consolidation order. Such cessation is without prejudice to (1) the validity of any acts done or orders made by such arbitrators before termination, (2) such arbitrators’ entitlement to be paid their proper fees and disbursements and (3) the date when any claim or defense was raised for the purpose of applying any limitation period or any like rule or provision.

(v)                                 The Parties hereby waive any objections they may have as to the validity and/or enforcement of any arbitral awards made by the Principal Tribunal following the consolidation of disputes or arbitral proceedings in accordance with this Section 16 where such objections are based solely on the fact that consolidation of the same has occurred.

(h)                            During the course of the arbitration tribunal’s adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

(i)                                The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

17.                               Notices.   Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address set forth on the signature pages hereto (or at such other address as such Person may designate by fifteen (15) days’ advance written notice given in accordance with this Section 17). For the avoidance of doubt, the Company’s address as set forth on the signature page hereto is the address of principal executive offices of the Company. Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

18.                               Expenses.   If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

19.                               Rights Cumulative.   Each and all of the various rights, powers and remedies of the Holder will be considered to be cumulative with and in addition to any other rights, powers and remedies which the Holder may have at law or in equity in the event of the breach of any of the terms of this Warrant. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to the Holder.

20.                               Severability.  In case any provision of this Warrant shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Warrant shall be invalid, illegal, or unenforceable under any such applicable law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Warrant, or the validity, legality, or enforceability of such provision in any other jurisdiction.

21.                               Amendments and Waivers.   Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Holder and the Company.

22.                               No Waiver.   Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

23.                               Delays or Omissions.   No delay or omission to exercise any right, power or remedy accruing under this Warrant, upon any breach or default of any other party under this Warrant, shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Warrant, or any waiver on the part of any party of any provisions or conditions of this Warrant, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Warrant or by law or otherwise afforded to any party, shall be cumulative and not alternative.

24.                               No Presumption.   The Company and the Holder each acknowledges that any applicable Law that would require interpretation of any claimed ambiguities in this Warrant against the drafter thereof, has no application and is expressly waived. If any claim is made relating to any conflict, omission or ambiguity in the provisions of this Warrant, no presumption or burden of proof or persuasion will be implied because this Warrant was prepared by or at the request of the Company or the Holder or its respective counsel.

25.                               Headings and Titles.   The headings and titles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

26.                               Counterparts.   This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Warrant.

27.                               Entire Agreement.   This Warrant together with the other instruments and agreements referenced herein constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the Company caused this Warrant to be executed by an officer thereunto duly authorized.

eHi Auto Services Limited 23/F Shengai Building 88 Caoxi Road North Shanghai 200030 Fax: +86 21 5489 1121 Attn: Ruiping Zhang

		By:	/s/ Ruiping Zhang
Name:
Title:

Agreed and Accepted by:

The Crawford Group, Inc. Address:

By:	/s/ William W. Snyder
Name:	William W. Snyder
Title:	Vice President

[Signature Page to Series D-2 Warrant to Purchase Common Shares]

NOTICE OF EXERCISE

To:                             [•]

The undersigned hereby elects to purchase                             Common Shares of eHi Auto Services Limited, pursuant to the terms of the attached Warrant (the “Warrant”), and payment of the Exercise Price (as defined in the Warrant) per share required under the Warrant [accompanies this notice]/[has been made by wire transfer to account number [•] at [•] Bank].

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

Holder:

[ ]

By:
Name:
Title:

Date:

Name in which shares should be registered:

AMENDMENT
TO
WARRANT TO PURCHASE COMMON SHARES
(WARRANT NO. W-D-2)

This AMENDMENT TO WARRANT TO PURCHASE COMMON SHARES (WARRANT NO. W-D-2) (this “Amendment”), dated December 11, 2013, is entered into by and between:

(1)                                 eHi Auto Services Limited, a limited liability company duly incorporated and validly existing under the Laws of the Cayman Islands (the “Company”); and

(2)                                 The Crawford Group, Inc. (the “Holder”).

RECITALS

WHEREAS, the Company issued to the Holder a Warrant to Purchase Common Shares (Warrant No. W-D-2) on March 28, 2012 (the “Warrant”);

WHEREAS, the Company entered into a Summary of Proposed Key Terms, dated August 2013, with Ctrip Investment Holding Ltd., attached hereto as Schedule 1 (the “Term Sheet”), and intends to secure a series E round of financing according to the terms and conditions described therein;

WHEREAS, the parties desire to enter into this Amendment to amend the terms of the Warrant; and

WHEREAS, pursuant to Section 21 of the Warrant, any term of the Warrant may be amended with the written consent of the Holder and the Company.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.              AMENDMENTS

Section 2 of the Warrant is hereby amended and restated in its entirety as follows:

2.             Exercise Price. The per share purchase price for the Warrant Shares shall be US$5.50, subject to adjustment as provided herein (the “Exercise Price”).

2.              EFFECTIVENESS

This Amendment shall be effective as of the date of the closing of the series E round financing of the Company (the “Closing”) contemplated under the Term Sheet.

3.              LONG STOP DATE.

This amendment may be terminated by either party if the Closing has not been consummated by December 31, 2013. If this Amendment is so terminated as provided, this Amendment will be of no further force or effect.

4.              GOVERNING LAW

This Amendment shall be governed by and construed in accordance with the Laws of Hong Kong, without giving effect to principles of conflict of law thereunder.

5.              DEFINED TERMS

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Warrant.

6.              COUNTERPARTS

This Amendment may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Amendment by signing any such counterpart. Each party agrees that signatures may be exchanged by facsimile, and that it is bound by its own facsimile signature and accepts the other party’s facsimile signature.

7.              ENTIRE AGREEMENT

This Amendment and the Warrant amended hereby contains the entire understanding of the Company and the Holder with respect to the subject matter hereof and thereof and supersedes all prior agreements, discussions and understandings. Except as expressly amended by this Amendment, the Warrant shall remain unamended and in full force and effect.

[Remainder intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

The Company;

EHI AUTO SERVICES LIMITED.		ADDRESS:

By:	/s/ Ruiping Zhang	12F, Guoson Center, No. 5, 388
	Name: Ruiping Zhang	Long, Daduhe Road, Putuo
	Title: Chief Executive Officer	District, Shanghai, China

FAX: +86-21-5489-1121
ATTN: RUIPING ZHANG

Signature Page to Amendment to Series D-2 Warrant

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

THE CRAWFORD GROUP, INC.		ADDRESS:

600 Corporate Park Drive
By:	/s/ William W. Snyder	Saint Louis, Mo 63105 U.S.A.
Name: William W. Snyder
	Title: Vice President	FAX: +1-314-512-5224

Signature Page to Amendment to Series D-2 Warrant

SCHEDULE 1

TERM SHEET

SCHEDULE 1

SUMMARY OF PROPOSED KEY TERMS

August    , 2013

This term sheet summarizes the principal terms of the proposed investment by Ctrip Investment Holding Ltd. (the “Investor”) in eHi Auto Services Limited, a limited liability company organized and existing under the laws of the Cayman Islands, (the “Company” and together with the Company’s subsidiaries and consolidated affiliated entities, the “Group”) for discussion purposes only.

Other than the sections entitled “Confidentiality,” “Exclusivity” and “Expenses,” the terms contained herein shall not be binding and does not constitute a binding offer or agreement or evidence any intention to create any legally binding obligations on the part of any negotiating party until definitive agreements (the “Definitive Agreements”) are signed by all relevant parties.

Transaction Summary

Transaction Structure:

The Investor intends to purchase up 17,100,000 newly issued Series E Preferred Shares from the Company, which represent up to 19.94% of the Company’s Fully Diluted Share Capital. The purchase consideration to the Company is US$5.50 per share.

The purchase of Series E Preferred Shares from the Company is referred to as the “Transaction.” The aggregated purchase consideration to the Company represents fully-diluted post-money valuation of up to US$471.755 million of the Company.

If any existing shareholder exercises its anti-dilution or other rights in connection the Transaction which may cause the Investor’s shareholding to fall below 19.94% post-closing, the Investor has the right to purchase additional Series E Preferred Shares at the respective original purchase price either from the Company or from the existing shareholders in order to maintain its 19.94% shareholding.

Company’s Capital Structure:

The current fully-diluted capital structure of Company is as attached as Exhibit A to this term sheet.

Upon consummation of the Transaction, the Investor will own up to 19.94% of the Company’s Fully Diluted Share Capital, details of which will be updated in the share purchase agreements.

Transaction Documents

Transaction	The Definitive Agreements for the proposed Transaction shall include:

1

Documents:

(1) share purchase agreements by and among the Investor, existing shareholders of the Company, the Company and other Group companies; (2) amended and restated memorandum and articles of association of the Company; (3) amended and restated shareholders among all shareholders of the Company ; and (4) other ancillary documents.

Representations, Warranties and Indemnification:	Customary representations, warranties and indemnification to be made by the Company, other Group companies and the Company’s shareholders.

Board Seat:	The Investor shall have the right to appoint one (1) director to the Company’s board of directors.

Preference Rights of the Investor:

The Investor shall enjoy customary preference, privileges and rights as holder of preference shares, including without limitation to rights on voting, veto, liquidation preference, conversion, anti-dilution, registration, information and inspection, dividend, right of first refusal and co-sale, drag-along and redemption. Preferences and rights attached to Series E Preferred Shares shall be more favorable than those of Company’s existing common shares and preferred shares.

Closing Conditions:

The obligations of the Investor to close the proposed Transaction will be subject to the fulfillment of customary closing conditions, including (but not limited to): (1) satisfactory completion of financial and legal due diligence by the Investor; (2) execution and delivery of the Definitive Agreements; and (3) receipt of all approvals, consents and qualifications, as necessary, to execute the Definitive Agreements by all transaction parties (including approvals from the Investor’s board).

Other Provisions

Confidentiality:

Except as required by law, within 40 days or before December 23, 2013 of the signing of the term sheet, each party to this term sheet shall not discuss the terms of this term sheet with any person other than (1) key officers, members of the board, shareholders of such party or (2) such party’s accountants, consultants or attorneys on a need-to-know basis. In addition, no party shall use the other party’s name in any manner, context or format without the prior approval of such other party.

Exclusivity:	Except as required by law, 40 days or before December 23, 2013 of

2

the signing of this term sheet, the Company and the shareholders of the Company shall, and they shall cause their respective employees, officers, directors and other related personnel to work exclusively with the Investor on the proposed Transaction and shall not make any contact with third parties with respect to the subject of this term sheet or similar transactions except with the written consent of the Investor.

Expenses:	The Company shall bear reasonable out-of-pocket expenses incurred by the Investor up to USD 60,000.00 in connection with the transactions contemplated in this term sheet.

Governing Law:	This term sheet and the Definitive Agreements shall be governed by the laws of Hong Kong.

[Signature page to follow on the next page]

3

The Parties have executed this term sheet as of the date first written above.

eHi Auto Services Limited

By:	/s/ Ray Zhang
Name:	Ray Zhang
Title:	CEO, Chairman

Ctrip Investment Holding Ltd.

By:	/s/ Wenjie Wu
Name:	Wu, Wenjie
Title:	CSO

Exhibit A

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